UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 12, 2019

INNERSCOPE HEARING TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-55754	46-3096516
(Commission File Number)	(IRS Employer Identification No.)

2151 Professional Drive, 2nd Floor Roseville, CA	95661
(Address of principal executive offices)	(Zip code)

(916) 218-4100
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreement.

On September 12, 2019, InnerScope Hearing Technologies, Inc. (the “Company”) entered into an Equity Purchase  Agreement (the “Equity Agreement”) with Oscaleta Partners LLC, a Connecticut limited partnership (the “Investor”), with the Investor committing to purchase up to $10,000,000 of the Company’s common stock, following an effective registration of the shares and subject to restrictions regarding the total percentage stock ownership held by the Investor. The purchase price for each tranche of shares to be sold to the Investor will be 85% of the lowest closing price of the common stock (the “Market Price”) for any trading day during the five (5) trading days immediately following the date in which an estimated number of put shares (calculated pursuant to the terms the Equity Agreement) have been deposited into the Investor’s brokerage account and cleared to trade (the “Valuation Period”); provided, however, that if a Valuation Event (as defined in the Equity Agreement, and including dilutive events like paying a dividend in shares of common stock, issuing Company securities convertible into common stock, and issuing shares of common stock at a price per share less than purchase price being paid by the Investor) occurs during any Valuation Period, a new Valuation Period shall begin on the trading day immediately after the occurrence of such Valuation Event and end on the fifth (5th) t rading day thereafter.

The obligation of the Investor to purchase shares pursuant to the Equity Agreement is subject to several conditions, including (i) that the Company has filed a registration statement (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) registering the shares to be sold to the Investor, with the Registration Statement being declared effective prior to sale of any shares to the Investor; and (ii) that the purchase of shares by the Investor pursuant to the Equity Agreement shall not cause the Investor to own more than 9.99% of the outstanding shares of the Company’s common stock.

In connection with the Equity Agreement, on September 12, 2019, the Company also entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”), requiring the Company to, within one hundred twenty (120) days after the date of the Registration Rights Agreement, file a Registration Statement with respect to not less than the maximum number of shares of common stock that would be allowed under Rule 415 promulgated under the Securities Act of 1933, and thereafter use all commercially reasonable efforts to cause such Registration Statement relating to the Registered Securities to become effective within five (5) business days after notice from the SEC that such Registration Statement may be declared effective, and keep the Registration Statement effective at all times prior to the termination of the Equity Agreement until the earliest of (i) the date that is three months after the completion of the last closing date under the Equity Agreement, (ii) the date when the Investor may sell all registered shares under Rule 144 without volume limitations, or (iii) the date the Investor no longer owns any of the registered shares (collectively, the "Registration Period"), which Registration Statement (including any amendments or supplements, thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Additionally, on September 12, 2019, the Company issued to the Investor a promissory note in the amount of $25,000 (“the Note”) which matures on March 31, 2020, and bears interest at the rate of 10% per annum.

The foregoing descriptions of the Equity Agreement, Registration Rights Agreement and the Note are qualified in their entirety by the full text of such agreements, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to, and incorporated by reference in, this report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Note in Item 1.01 above are incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On September 17, 2019, the Company issued a press release announcing the Equity Purchase Agreement, Registration Rights Agreement and the Promissory Note. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

10.1	Equity Purchase Agreement by and between InnerScope Hearing Technologies, Inc. and Oscaleta Partners LLC, dated September 12, 2019
10.2	Registration Rights Agreement by and between InnerScope Hearing Technologies, Inc. and Oscaleta Partners, LLC, dated September 12, 2019
10.3	Promissory Note Due March 31, 2020, issued to Oscaleta Partners LLC, dated September 12, 2019
99.1	Press release dated September 17, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2019

INNERSCOPE HEARING TECHNOLOGIES, INC.

By: /s/ Matthew Moore

Matthew Moore

Chief Executive Officer